Exhibit 99.1

Quantum Reports Fiscal Second Quarter 2026 Financial Results

CENTENNIAL, Colo. — November 13, 2025 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), today announced financial results for its fiscal second quarter of 2026 ended September 30, 2025.

Fiscal Second Quarter 2026 Financial Summary
•Revenue was $62.7 million, at the high-end of the guided range of $61 million, plus or minus $2.0 million
•GAAP operating expenses were $31.7 million; non-GAAP adjusted operating expenses were $24.8 million, reflecting a year-over-year reduction of over $5 million
•GAAP net loss was $46.5 million, or ($3.49) per share, which included a $25.4 million non-cash loss related to debt extinguishment and $3.5 million of restructuring expenses
•Non-GAAP adjusted net loss was $7.1 million, or ($0.54) per share
•Non-GAAP adjusted EBITDA was $0.5 million
Management Commentary
“Revenue for the quarter was at the high-end of the expected range, which we believe reflects the initial traction from our decisive actions to refresh and reinvigorate our sales organization,” stated Hugues Meyrath, CEO of Quantum. “We also began driving initial improvement toward our targeted margin profile for the overall business, with second quarter GAAP gross margin expanding 230 basis points sequentially. Additionally, we are making progress on our ongoing restructuring efforts aimed at right-sizing the business, which resulted in a more than $5 million reduction in non-GAAP operating expenses and achievement of positive non-GAAP adjusted EBITDA for the quarter.

“As a result of the actions to transform our cost structure and balance sheet, including the recently proposed debt exchange transaction, we have taken steps to meaningfully enhance the long-term financial stability of the Company. Overall, we are pleased by the initial progress we have demonstrated in a relatively short period of time. With our new sales leadership and go-to-market strategy combined with a strengthened financial structure, we believe that Quantum has the foundation in place to grow the business and deliver on our goals of expanded EBITDA and positive cash flow in the near future.”

Fiscal Second Quarter 2026 vs. Prior Quarter and Fiscal Year Quarter
Revenue for the fiscal second quarter of 2026 was $62.7 million, compared to $71.8 million in the fiscal second quarter of 2025. GAAP gross profit in the fiscal second quarter of 2026 was $23.6 million, or 37.6% of revenue, compared to $30.6 million, or 42.7% of revenue, in the prior fiscal year quarter. Non-GAAP gross profit in the fiscal second quarter of 2026 was $24.2 million, or 38.6% of revenue, compared to $30.8 million, or 42.9% of revenue, in the prior fiscal year quarter.

Total GAAP operating expenses in the fiscal second quarter of 2026 were $31.7 million, or 50.6% of revenue, compared to $36.2 million, or 50.4% of revenue, in the fiscal second quarter of 2025. Total operating expenses on a non-GAAP basis for the fiscal second quarter of 2026 were $24.8 million, or 39.5% of revenue, compared to $30.4 million, or 42.4% of revenue, in the fiscal second quarter of 2025.

GAAP net loss in the fiscal second quarter of 2026 was $46.5 million, or ($3.49) per share, compared to a GAAP net loss of $12.2 million, or ($2.54) per share, in the prior fiscal year quarter. Excluding stock compensation, a non-cash loss related to debt extinguishment, restructuring charges and other non-recurring costs, non-GAAP adjusted net loss in the fiscal second quarter of 2026 was $7.1 million, or ($0.54) per share, compared to a non-GAAP adjusted net loss of $7.4 million, or ($1.54) per share, in the fiscal second quarter of 2025.

Non-GAAP adjusted EBITDA in the fiscal second quarter of 2026 was positive $0.5 million, compared to a positive $1.1 million in the fiscal second quarter of 2025.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of September 30, 2025)

•Cash, cash equivalents and restricted cash were $15.3 million, compared to $17.0 million as of September 30, 2024.
•Total interest expense for the quarter was $6.2 million, compared to $6.1 million in the same period a year ago.
•Outstanding term loan debt, excluding debt issuance costs, was $106.1 million, compared to $104.7 million as of September 30, 2024.

Business Outlook

Fiscal third quarter 2026 guidance is as follows:
•Revenue of $67 million, plus or minus $2 million
•Non-GAAP adjusted operating expenses of $25 million, plus or minus $2 million
•Non-GAAP adjusted basic net loss per share of ($0.51), plus or minus $0.10
•Non-GAAP adjusted EBITDA of positive $1 million, plus or minus $1 million

This assumes an effective annual tax rate of 3%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 14 million in the fiscal third quarter of 2026.

Conference Call and Webcast

Management will host an earnings and business update conference call today at 5:00 p.m. ET (2:00 p.m. PT). The live conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13756811. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor relations section of the Company's website at www.investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through November 13, 2025. To access the replay dial 1-877-660-6853 and enter the conference ID 13756811 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. For more information visit www.quantum.com.

Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the third fiscal quarter of 2026; our belief that our revenue reflects the initial traction from our decisive actions to refresh and reinvigorate our sales organization; expected benefits of our actions to transform our cost structure and balance sheet, including the proposed debt exchange transaction; our targeted margin improvements and expense reductions; our expectations with respect to expanded EBITDA, positive cash flow, and enhanced long-term financial stability; and our focus, goals, opportunities and strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans, including equity and debt financing options; our ability to complete the proposed debt exchange transaction, including obtaining the required shareholder approval; the outcome of any claims and disputes; the ability to meet stock exchange continued listing standards; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on August 26, 2025, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	September 30, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,670	$16,464
Restricted cash	659	139
Accounts receivable, net of allowance for credit losses of $151 and $99, respectively	43,934	52,502
Inventories	18,930	22,434
Prepaid expenses	4,524	2,738
Other current assets	7,416	8,529
Total current assets	90,133	102,806
Property and equipment, net	10,697	11,378
Goodwill	12,969	12,969
Intangible assets, net	—	281
Right-of-use assets	7,983	8,580
Other long-term assets	15,915	19,388
Total assets	$137,697	$155,402
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$24,193	$31,463
Accrued compensation	8,822	9,214
Deferred revenue, current portion	66,758	75,076
Accrued restructuring	855	786
Term debt	99,634	96,486
Revolving credit facility	—	26,600
Warrant liabilities	23,895	—
Other accrued liabilities	17,588	17,982
Total current liabilities	241,745	257,607
Deferred revenue, net of current portion	35,144	38,847
Operating lease liabilities	8,602	8,934
Other long-term liabilities	12,705	14,380
Total liabilities	298,196	319,768
Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 13,333 and 6,962 shares issued and outstanding	133	70
Additional paid-in capital	846,451	779,645
Accumulated deficit	(1,006,133)	(942,471)
Accumulated other comprehensive loss	(950)	(1,610)
Total stockholders’ deficit	(160,499)	(164,366)
Total liabilities and stockholders’ deficit	$137,697	$155,402

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product	$35,368	$39,278	$72,905	$81,931
Service and subscription	25,620	30,205	50,563	56,915
Royalty	1,727	2,363	3,534	5,265
Total revenue	62,715	71,846	127,002	144,111
Cost of revenue:
Product	28,748	29,774	59,493	62,330
Service and subscription	10,415	11,427	21,243	24,080
Total cost of revenue	39,163	41,201	80,736	86,410
Gross profit	23,552	30,645	46,266	57,701
Operating expenses:
Sales and marketing	11,819	13,578	24,474	26,873
General and administrative	11,006	13,977	24,576	35,042
Research and development	5,692	8,264	12,353	16,572
Restructuring charges	3,193	383	5,616	1,574
Total operating expenses	31,710	36,202	67,019	80,061
Loss from operations	(8,158)	(5,557)	(20,753)	(22,360)
Other income (expense), net	(185)	(1,334)	(616)	(1,375)
Interest expense	(6,227)	(6,131)	(12,743)	(9,921)
Change in fair value of warrant liabilities	1,525	3,550	1,525	5,216
Loss on debt extinguishment	(33,254)	(2,308)	(30,695)	(3,003)
Loss before income taxes	(46,299)	(11,780)	(63,282)	(31,443)
Income tax provision	157	370	380	605
Net loss	$(46,456)	$(12,150)	$(63,662)	$(32,048)

Net loss per share - basic and diluted	$(3.49)	$(2.54)	$(5.65)	$(6.69)
Weighted average shares - basic and diluted	13,322	4,792	11,266	4,792

Net loss	$(46,456)	$(12,150)	$(63,662)	$(32,048)
Foreign currency translation adjustments, net	(62)	659	660	801
Total comprehensive loss	$(46,518)	$(11,491)	$(63,002)	$(31,247)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(63,662)	$(32,048)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,857	3,347
Amortization of debt issuance costs	3,998	2,081
Non-cash lease expense	697	934
Gain (loss) on debt extinguishment	5,275	3,003
Provision for product and manufacturing inventories	3,633	1,167
Stock-based compensation	(205)	1,641
Paid-in-kind interest	3,579	1,844
Warrants issued in connection with debt amendments	25,420	—
Change in fair value of warrant liabilities	(1,525)	(5,216)
Other non-cash	1,936	851
Changes in assets and liabilities:
Accounts receivable, net	8,429	16,638
Inventories	(150)	(1,625)
Prepaid expenses	(1,786)	(1,446)
Operating lease liabilities	(587)	(500)
Accounts payable	(7,794)	5,253
Accrued compensation	(393)	(4,350)
Accrued restructuring charges	69	—
Deferred revenue	(12,021)	(12,452)
Other current assets	1,085	(780)
Other non-current assets	1,077	1,280
Other current liabilities	(241)	2,122
Other non-current liabilities	(1,180)	1,062
Net cash used in operating activities	(32,489)	(17,194)
Investing activities
Purchases of property and equipment	(1,606)	(3,228)
Net cash used in investing activities	(1,606)	(3,228)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	(6,317)	24,655
Repayments of long-term debt	(909)	(13,537)
Borrowings of credit facility	71,625	209,852
Repayments of credit facility	(98,682)	(209,445)
Proceeds from shares issued related to the SEPA, net	66,993	—
Proceeds from the issuance of common stock, net	81	—
Net cash provided by financing activities	32,791	11,525
Effect of exchange rate changes on cash, cash equivalents and restricted cash	30	(3)
Net change in cash, cash equivalents and restricted cash	(1,274)	(8,900)
Cash, cash equivalents and restricted cash at beginning of period	16,603	25,860
Cash, cash equivalents and restricted cash at end of period	$15,329	$16,960

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

Cash and cash equivalents	$14,670	$16,719
Restricted cash	659	241
Cash, cash equivalents and restricted cash at the end of period	$15,329	$16,960
Supplemental disclosure of cash flow information
Cash paid for interest	$4,591	$5,539
Cash paid for income taxes, net	$327	$1,304
Non-cash transactions
Purchases of property and equipment included in accounts payable	$117	$312
Right-of-use assets obtained in exchange for new lease liabilities	$9	$472
Paid-in-kind interest	$3,579	$1,844

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP gross margin, non-GAAP gross profit, non-GAAP adjusted EBITDA, and non-GAAP adjusted net loss.

Non-GAAP gross margin is a non-GAAP financial measure defined by us as non-GAAP gross profit divided by GAAP revenue, where non-GAAP gross profit excludes stock-based compensation, restructuring charges, and non-recurring costs recorded in cost of revenue.

Non-GAAP adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation expense, stock-based compensation expense, restructuring charges, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters, and fair value of warrants adjustments.

Non-GAAP adjusted net loss is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters, non-recurring interest expense, and fair value of warrants adjustments. We calculate non-GAAP adjusted net loss per basic and diluted share using the above-referenced definition of non-GAAP adjusted net loss.

We have provided below reconciliations of non-GAAP gross margin, non-GAAP gross profit, non-GAAP adjusted EBITDA and non-GAAP adjusted net loss to the most directly comparable U.S. GAAP financial measures. We have presented non-GAAP adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating non-GAAP adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended June 30, 2024, we excluded the costs associated with the restatement of financial statements for fiscal year 2022, fiscal year 2023 and associated quarters, and the first fiscal quarter of 2024. We do not believe it is indicative of our ongoing operations; accordingly, we have excluded the impact from our non-GAAP results. We believe non-GAAP adjusted net loss and non-GAAP adjusted net loss per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements.
•Non-GAAP adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, or (10) fair market adjustments related to the Company’s warrants.
•Non-GAAP adjusted net loss does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; or (7) fair market adjustments related to the Company’s warrants.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider non-GAAP adjusted EBITDA and non-GAAP adjusted net loss along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes forward-looking non-GAAP adjusted operating expenses, non-GAAP adjusted basic net loss per share, and non-GAAP adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these anticipated non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of non-GAAP gross margin, non-GAAP gross profit, non-GAAP adjusted EBITDA, non-GAAP adjusted net loss and diluted EPS with the most directly comparable GAAP financial measures (in thousands, unaudited).

Non-GAAP adjusted EBITDA

	Three Months Ended September 30,
(in thousands)	2025	2024
GAAP net loss	$(46,456)	$(12,150)
Interest expense, net	6,227	6,255
Provision for income taxes	157	370
Depreciation expense	1,246	1,952
Stock-based compensation expense	289	716
Restructuring charges	3,520	1,419
Loss on debt extinguishment	33,254	2,308
Amortization of acquisition-related intangible assets	51	465
Non-recurring project costs	3,729	3,305
Fair value of warrants adjustments	(1,525)	(3,550)
Adjusted EBITDA	$492	$1,090

Non-GAAP adjusted net loss and net loss per share

	Three Months Ended September 30,
(in thousands)	2025	2024
GAAP net loss	$(46,456)	$(12,150)
Stock-based compensation expense	289	716
Restructuring charges	3,520	1,419
Loss on debt extinguishment	33,254	2,308
Amortization of acquisition-related intangible assets	51	465
Non-recurring project costs	3,729	3,305
Non-recurring interest expense	—	124
Fair value of warrants adjustments	(1,525)	(3,550)
Non-GAAP adjusted net loss	$(7,138)	$(7,363)

Non-GAAP adjusted net loss per share – basic and diluted	$(0.54)	$(1.54)
Weighted average shares – basic and diluted	13,322	4,792

Non-GAAP Costs of Good Sold

	Three Months Ended September 30,
(in thousands)	2025	2024
GAAP Cost of revenue	$39,163	$41,201
Less: non-GAAP cost of revenue
Stock-based compensation expense	35	76
Restructuring charges	—	72
Non-recurring costs	614	—
Non-GAAP cost of revenue	$38,514	$41,053

Non-GAAP Gross Profit and Gross Margin

	Three Months Ended September 30,
(in thousands)	2025	2024
GAAP Revenue	$62,715	$71,846
Less: Non-GAAP cost of revenue	38,514	41,053
Non-GAAP gross profit	$24,201	$30,793
Non-GAAP gross margin	38.6%	42.9%

Non-GAAP Operating Expenses

	Three Months Ended September 30,
(in thousands)	2025	2024
GAAP operating expenses	$31,710	$36,202
Less: Non-GAAP operating expenses
Stock-based compensation expense	254	640
Restructuring charges	3,520	1,347
Amortization of acquisition-related intangible assets	51	465
Non-recurring project costs	3,116	3,305
Non-GAAP operating expenses	$24,769	$30,445